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                                                                   EXHIBIT 10.42

            AGREEMENT RELATING TO SALARY DEFERRAL DATED JULY 1, 1998
                             WITH THOMAS V. TILTON


                      AGREEMENT RELATING TO SALARY DEFERRAL

        This AGREEMENT RELATING TO SALARY DEFERRAL (this "Agreement"), is entered into as of July 1, 1998, by and between AMDL, Inc. (the "Company") and Thomas V. Tilton ("Employee").

                               R E C I T A L S

        WHEREAS, the Employee is entitled to a base salary of $6,667.00 per month ("Base Salary"); and

        WHEREAS, the Company and the Employee desire to defer $3,333.33 of the Base Salary to be paid from a portion of equity funding proceeds;

                                A G R E E M E N T

        1. Amount and Payment of Base Salary. The Company and Employee hereby agree that the Employee is currently receiving a monthly salary of $6,667.00 ("Base Salary"). The amount of $3,333.67 shall be paid to Employee in accordance with the Company's practices each month. The payment of the remaining $3,333.33 of Base Salary shall be deferred commencing on July 15, 1998, accruing interest at the rate of 8.50% per annum until the payment of such deferred Base Salary ("Deferred Salary").

        The Company agrees to pay Deferred Salary from ten percent (10%) of equity funding proceeds received in excess of $500,000.00 ("Available Equity Proceeds"). As of the date of this Agreement, the Company will agree to pay certain other deferred salary from Available Equity Proceeds. Accordingly, in the event that Available Equity Proceeds are insufficient to pay all of the outstanding deferred salary, Employee shall receive a pro rated amount of Deferred Salary consisting such amount as the Available Equity Proceeds compares to the total deferred salary intended to be paid from Available Equity Proceeds.

        The provisions relating to the amount and payment of Base Salary provided in this Section shall remain unchanged until such time as when the parties to this Agreement shall have entered into another agreement.

        2. Amendment. This Agreement may be amended at any time by the written agreement of the Company and the Employee.

        3. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

        4. Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             "COMPANY"

                                             AMDL, INC.,
                                             a Delaware corporation


                                             By: /s/ THAT T. NGO, PH.D.
                                                 -------------------------------
                                                 That T. Ngo, Ph.D., President


                                             "EMPLOYEE"


                                              By:  /s/ THOMAS V. TILTON
                                              ----------------------------------
                                                       Thomas V. Tilton

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